UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 30, 2006

D. R. Horton, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-14122	75-2386963
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

301 Commerce Street, Suite 500, Fort Worth, Texas		76102
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	817-390-8200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Effective January 30, 2006, DHI Mortgage Company, Ltd. (" DHI Mortgage "), a subsidiary of D.R. Horton, Inc., entered into an eighth amendment (the " Eighth Amendment ") to the Amended and Restated Credit Agreement (the " Credit Facility ") with U.S. Bank National Association and the other lenders listed thereon. The Eighth Amendment was entered into for the purpose of increasing the Credit Facility from $300 million to $450 million through maturity of the Credit Facility on April 7, 2006.

The Credit Facility is secured by certain mortgage loans held for sale and is not guaranteed by D.R. Horton, Inc. or any of the guarantors of the Senior and Senior Subordinated Notes of D.R. Horton, Inc. DHI Mortgage pays interest on the outstanding balance under the Credit Facility at a per annum rate equal to the average daily LIBOR rate plus an applicable margin. The Eighth Amendment is filed herewith as Exhibit 10.1.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

All the information set forth above under Item 1.01 "Entry into a Material Definitive Agreement" is hereby incorporated by reference into this Item 2.03.

Item 8.01 Other Events.

On January 26, 2006, D.R. Horton, Inc. (the "Company") held its 2006 Annual Meeting of Stockholders. The Annual Meeting was held to (i) elect seven directors, (ii) vote on a proposal to approve the D.R. Horton, Inc. 2006 Stock Incentive Plan, (iii) to approve an amendment to the Company’s Certificate of Incorporation, as amended, increasing the number of authorized shares of common stock to One Billion, (iv) to vote on a shareholder proposal concerning an energy efficiency assessment, and (v) to conduct other business properly brought before the meeting.

At the 2006 Annual Meeting the voting results were as follows (i) Donald R. Horton, Bradley S. Anderson, Michael R. Buchanan, Richard I. Galland, Michael W. Hewatt, Donald J. Tomnitz, and Bill W. Wheat were elected to the Company’s Board of Directors, (ii) the proposal to approve the D.R. Horton, Inc. 2006 Stock Incentive Plan was approved, (iii) the proposal to approve an amendment to the Company’s Certificate of Incorporation, as amended, increasing the number of authorized shares of common stock to One Billion was approved, and (iv) the shareholder proposal concerning an energy efficiency assessment was not approved. No other business was brought before the meeting.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits: 10.1 Eighth Amendment to the Amended and Restated Credit Agreement dated January 30, 2006, by and among DHI Mortgage Company, Ltd., U.S. Bank National Association and the Lenders thereto.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

D. R. Horton, Inc.

February 1, 2006	By:	/s/ Bill W. Wheat

Name: Bill W. Wheat
Title: Executive Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Eighth Amendment to the Amdended and Restated Credit Agreement dated January 30, 2006, by and among DHI Mortgage Company, Ltd., U.S. Bank National Association and the Lenders thereto.